BRITISH COLUMBIA

NUMBER: **343025**

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

MORENO VENTURES INC.

has this day changed its name to

NIOGOLD MINING CORP.

Issued *under my hand at Victoria, British Columbia on September 25, 2002*

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA